SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2018

No Borders, Inc.

 (Exact name of Company as specified in its charter)

Nevada	000-27323	88-0429812
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
18716 East Old Beau Trail Queen Creek, Arizona 85142
(Address of principal executive offices)
Phone: (760) 582-5115
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

No Borders, Inc.

Current Report

Form 8-K

ITEM 5.03 – Amendment To Articles Of Incorporation Or Bylaws

On April 2, 2018, the Company filed a Certificate of Amendment with the Nevada Secretary of State to decrease its authorized capital of its common stock from One Billion Eight Hundred Eighty-Eight Million (1,888,000,000) shares of common stock to Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.001 per share. The decrease in Authorized was effective with the Nevada Secretary of State on April 3, 2018, when the Certificate of Amendment was approved. The decrease in Authorized was approved by the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock on March 28, 2018.

ITEM 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.01	Certificate of Amendment filed and stamped by the Nevada Secretary of State, dated April 3, 2018.	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

No Borders, Inc. Date: April 4, 2018 By: /s/ Joseph Snyder Joseph Snyder Chief Executive Officer

2